UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         October 31, 2006
                                                  ------------------------------


                   Harleysville Savings Financial Corporation
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             (Exact name of registrant as specified in its charter)


Pennsylvania                          0-29709                        23-3028464
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(State or other jurisdiction     (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


271 Main Street,  Harleysville, Pennsylvania                          19438
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(Address of principal executive offices)                              (Zip Code)


(Registrant's telephone number, including area code)     (215) 256-8828
                                                    ----------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01       Entry into a Material Definitive Agreement
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         On October 31, 2006,  Harleysville  Savings Financial  Corporation (the
"Company"), its wholly owned subsidiary, Harleysville Savings Bank (the "Bank"), and Ronald B. Geib entered into an Amended and Restated Employment Agreement in order to update Mr. Geib's existing employment agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the proposed regulations thereunder relating to deferred compensation arrangements and to reflect Mr. Geib's new position as President and Chief Executive Officer of the Company and the Bank.

         The agreement provides for Mr. Geib to serve in his current position as President and Chief Operating Officer of the Company and the Bank through January 23, 2007 and to serve as President and Chief Executive Officer effective January 24, 2007, at a minimum base salary of $167,500 per year. The initial term of the agreement is five years from May 1, 2006, which term will extend automatically on May 1st of each year to continue for a five year term unless the board of directors of the Company, the Bank or Mr. Geib gives advance notice not to extend the term.

         The agreement is terminable with or without cause by the Company and the Bank. Mr. Geib shall have no right to compensation or other benefits pursuant to the agreement for any period after voluntary termination or termination by the Company and the Bank for cause, retirement or death. If Mr. Geib's employment is terminated due to disability, he will be entitled to a declining percentage of his base salary for the remaining term of the agreement.

         If prior to a change in control of the Company or the Bank either (i) Mr. Geib terminates his employment because of failure of the Company and the Bank to comply with any material provision of the agreement or (ii) the agreement is terminated by the Company and the Bank other than for cause, disability, retirement or death, then Mr. Geib will be entitled to a lump sum cash severance amount equal to his base salary for the remaining term of the agreement or, if greater, for 2.99 years, with such base salary to be discounted to present value. If Mr. Geib's employment is terminated concurrently with or subsequent to a change in control of the Company or the Bank, as defined, by either (a) the Company or the Bank for other than cause, disability, retirement or death or (b) Mr. Geib as a result of certain adverse actions by the Company or the Bank, then Mr. Geib will be entitled to a cash severance amount equal to three times his annual compensation. Annual compensation is defined as the average aggregate annual compensation paid to Mr. Geib and includible in his gross income for federal income tax purposes during the five calendar years preceding the year in which the date of termination occurs, and such compensation includes among other things salary, bonuses and income related to the exercise of stock options. In addition, in any of the termination events set forth in this paragraph, Mr. Geib will also be entitled to the continuation of benefits similar to those he is receiving at the time of such termination for periods specified in the agreement or until he obtains full-time employment with another employer providing similar benefits, whichever occurs first.

         The agreement also provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, the Company shall reimburse Mr. Geib for the 20% excise

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

tax owed by Mr. Geib and shall also pay Mr. Geib an additional amount such that after payment of all federal, state and local income and employment related taxes and additional excise tax on the reimbursement, Mr. Geib will be in the same after-tax position he would have been in if the excise tax had not been imposed. Parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includible in the recipient's gross income during the most recent five taxable years ending before the year in which the change in control of the employer occurs ("base amount"). Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

         As part of the revisions to comply with Section 409A of the Code, the Company and the Bank provided for cash severance payments to be paid in a lump sum in order to utilize an exemption from Section 409A. In addition, various defined terms, including the definitions of change in control and disability, were revised to be consistent with Section 409A of the Code.

         A copy of the Amended and Restated Employment  Agreement is included as
Exhibit 10 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

       (a)      Not applicable.

       (b)      Not applicable.

       (c)      Not applicable.

       (d)      The following exhibits are included with this Report:

       Exhibit No.         Description
       ----------          ----------------------------------

       10 Amended and Restated Employment Agreement, effective as of October 31, 2006, among Harleysville Savings Financial Corporation, Harleysville Savings Bank and Ronald B. Geib


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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Harleysville Savings Financial Corporation


Date:  November 1, 2006              By:   /s/ Brendan J. McGill
                                          --------------------------------------
                                          Name:  Brendan J. McGill
                                          Title: Senior Vice President and Chief
                                                      Financial Officer


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